THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) dated the 1st day of December, 2011, by and between the parties listed on Exhibit A attached hereto and made a part hereof (individually and collectively, “Seller”) and SOUTHSTAR DEVELOPMENT PARTNERS, INC. (“Buyer”).

W I T N E S S E T H :

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement having an Effective Date of October 12, 2011 (“Original Agreement”), as amended by First Amendment to Purchase and Sale Agreement having an effective date of October 31, 2011 (“First Amendment”) and Second Amendment to Purchase and Sale Agreement having an effective date of November 14, 2011 (“Second Amendment”) and various extensions of the Renegotiation Date until November 30, 2011 (“Extensions”). The Original Agreement as modified by the First Amendment, the Second Amendment and Extensions are collectively referred to as the “Agreement”; and

WHEREAS, the parties desire to amend the provisions of the Agreement with respect to the Buyer performing further environmental studies with respect to the Specified Area.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

1.                  The recitations heretofore set forth are true and correct and are incorporated herein by this reference.

2.                  The Agreement as amended by this Amendment remains in full force and effect. To the extent of any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall supersede and control to the extent of such inconsistency. Terms not otherwise defined herein shall have the meaning set forth in the Agreement.

3.                  The definition of “Closing Date” is hereby deleted in its entirety and the following inserted in lieu thereof:

“Closing Date” shall mean January 3, 2012; provided, however, the Buyer shall have the right to extend the Closing Date for up to two (2) periods, the first being until February 3, 2012 and the second (if previously extended to February 3, 2012) until March 2, 2012 (“Outside Closing Date”) upon written notice to Seller of such election prior to the Closing Date then in effect; provided, however, in no event (other than as provided in Section 8(c)) shall the Outside Closing Date be extended to a date later than March 2, 2012. The Closing Date as provided earlier in this definition may be further extended by Seller as provided in Section 8(c) of this Amendment.

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4.                  Pursuant to the First and Second Amendments, the parties had addressed a methodology whereby further environmental investigation would be made to address the potential hazardous substances located upon the Vintage Oaks Property. Accordingly, the parties hereby agree to delete the references to Paragraph 9 of the First Amendment and Paragraph 3 of the Second Amendment and agree to the following in lieu thereof:

The Seller and Buyer have agreed that the Seller has retained an environmental consultant to evaluate the potential hazardous substances located in the area of the Dip Vat located upon the Vintage Oaks Property (“Specified Area”). On or before December 31, 2011, the Seller shall advise the Buyer in writing of the results of its environmental study regarding the hazardous substances potentially located in the Specified Area (“Updated Report”), the proposed remediation methodology that the Seller would suggest to be utilized to remediate the hazardous substances located in the Specified Area in a manner consistent with the rules of the Texas Commission of Environmental Quality (“TCEQ”), together with its estimate of the costs of such remediation (“Seller Remediation Proposal”) and either:

(i) Seller shall provide Buyer with written agreement that at Closing it will escrow with Escrow Agent the amount set forth in the Seller Remediation Proposal (“Escrow Amount”) and after Closing, the Seller will proceed to remediate the hazardous substances located in the Specified Area of the Vintage Oaks Property in accordance with the Seller Remediation Proposal (“Seller Agreement to Remediate”). To the extent that the Seller provides such written Seller Agreement to Remediate, then after Closing (to the extent Seller has not commenced such work prior to Closing), the Seller shall promptly commence and proceed with reasonable diligence to remediate such contamination resulting from the Vintage Oaks Property after Closing consistent with such Seller Remediation Proposal in order to obtain a no further action letter from TCEQ or similar acknowledgment that the Specified Work has been performed (“No Further Action Notice’), whereupon:

(w) The Escrow Agent will reimburse the Seller from time to time (for expenses set forth in the Seller Remediation Proposal whether incurred prior to or after Closing) out of such Escrow Amount for the cost of such remediation upon presentation of reasonable documentation evidencing the costs incurred by Seller to perform the work consistent with Seller Remediation Proposal (“Specified Work”).

(x) In the event the remediation costs incurred by Seller to perform the Specified Work is less than Escrow Amount, then the remaining Escrow Amount shall be promptly released to Seller. In the event the cost of the Specified Work exceeds the Escrow Amount, the Seller shall be responsible to pay any such excess amount over the Escrow Amount.

(y) To the extent the Seller provides the written Seller Remediation Proposal and Seller obtains the No Further Action Notice on or before Closing, then the Seller shall not be required to deliver the Escrow Amount at Closing.

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(z) To the extent the Seller gives a Seller Agreement to Remediate, at Closing, the Buyer shall execute an easement in form reasonably acceptable to the Seller permitting Seller and its agents and designees reasonable access over the Vintage Oaks Property as reasonably required to enable the Seller to perform the Specified Work, including, but not limited to, any monitoring that may be required in connection therewith (“Easement”) and the Buyer agrees that it shall cooperate and assist the Seller (at no material cost to Buyer) as reasonably requested by Seller in connection with Seller performing the Specified Work.

(ii) In the event the Seller does not provide the Seller Agreement to Remediate, then the parties agree:

(w) At Closing, the Specified Area as set forth in the Updated Report shall be excluded from the term Property, (ii) the Purchase Price to be paid at Closing shall be reduced by the “Specified Area Price” (as hereinafter defined). The “Specified Area Price” shall be: (i) One Hundred Thousand Dollars ($100,000) if the Specified Area is three (3) acres or less; (ii) One Hundred Fifty Thousand Dollars ($150,000) if the Specified Area is between three (3) acres and six (6) acres; and (iii) Two Hundred Thousand Dollars ($200,000) if the Specified Area is more than six (6) acres.

(x) The portion of the Deposit equal to ten percent (10%) of the Specified Area Price shall remain in escrow (“Specified Area Deposit”) after the Closing as the deposit for the purchase of the Specified Area. If Buyer defaults in the purchase of the Specified Area, the Seller shall be entitled to terminate the Agreement for the sale of the Specified Property and obtain the Specified Area Deposit or sue for specific performance.

(y) The Buyer shall be required to purchase the Specified Area from Seller for the Specified Area Price on a date (“Specified Closing Date”) which is ten (10) business days after written notice from Seller, together with reasonable evidence that the Specified Work has been completed as evidenced in a No Further Action Notice and the provisions of this Agreement shall remain in effect with respect to the Specified Area as a contract of the Buyer to buy the Specified Area and the Seller to sell the Specified Area in accordance with this Agreement on the Specified Area Closing Date.

(z) At Closing of the balance of the Property, the Buyer shall grant to Seller the Easement and Buyer shall cooperate and assist Seller (at no material cost to Buyer) as reasonably requested by Seller in connection with Seller performing the Specified Work.

The provisions of this Section 4 shall survive Closing.

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5.                  Buyer agrees with Seller that (i) the provisions of Section 4 above are the sole and only obligation of Seller with respect to the hazardous substances with respect to the Property (“Contamination”); and (ii) Buyer, its successors and assigns, hereby release Seller of any and all liability with respect to any environmental matters including, but not limited to, the Contamination. The provisions of this release shall be included in the Deed as a covenant running with the land.

6.                  The Agreement as modified by this Amendment remains in full force and effect. To the extent of any inconsistency between the terms and provisions of this Amendment and the terms of the Agreement, the terms of this Amendment shall supersede and control to the extent of such inconsistency. Terms not otherwise defined herein shall have the meaning set forth in the Agreement.

7.                  This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which shall be deemed one and the same instrument. Facsimile transmission signatures of this Amendment shall be deemed to be original signatures.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLER:

See Exhibit A attached hereto and made a part hereof

BUYER:

SOUTHSTAR DEVELOPMENT PARTNERS, INC., a Florida corporation

By:	/s/
Name:
Title:
Date:

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EXHIBIT A

SELLER

BLUEGREEN SOUTHWEST ONE, L.P.

By:	/s/
Name:
Title:
Date:

BLUEGREEN COMMUNITIES OF TEXAS, L.P.

By:	/s/
Name:
Title:
Date:

BRIDGES GOLF PRIVATE CLUB, INC.

By:	/s/
Name:
Title:
Date:

THE BRIDGES CLUB MANAGEMENT, LLC

By:	/s/
Name:
Title:
Date:

BLUEGREEN COMMUNITIES OF GEORGIA, LLC

By:	/s/
Name:
Title:
Date:

BLUEGREEN GOLF CLUBS, INC.

By:	/s/
Name:
Title:
Date:

JORDAN LAKE PRESERVE CORPORATION

By:	/s/
Name:
Title:
Date: